Exhibit 99
Form 3 Joint Filer Information

Name:                                        Global Innovation Manager, LLC
Relationship to Issuer:                        Manager of Global Innovation Partners, LLC
Address:                                2730 Sand Hill Road, Suite 280
                                        Menlo Park, CA 94025

Designated Filer:                        Global Innovation Partners, LLC
Issuer & Ticker Symbol:                        Digital Realty Trust, Inc. (DLR)
Date of Event Requiring Statement:        October 28, 2004

                                        Signature:  /s/ Rachel K. Muir
                                        Date:             October 28, 2004
                                        By:             Rachek K. Muir
                                        Title:             Attorney-in-fact

The reporting person directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed for purposes of Section 16 of the Securities Exchange
Act of 1934, as amended, to be the indirect beneficial owner of the Common Units owned by
Global Innovation Partners, LLC and, therefore, a "ten percent holder" hereunder. The reporting person disclaims beneficial ownership of the securities reported herein, except to the extent of its pecuniary interest therein, and this report shall not be deemed an admission that the reporting person is the beneficial owner of such securities for purposes of Section 16 or for any other purposes.